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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report  March 18, 2003
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                               FRAWLEY CORPORATION
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             (Exact Name of Registrant As Specified in its Charter)


                                    Delaware
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                 (State of other jurisdiction of Incorporation)


            1-6436                                    95-2639686
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    (Commission File Number)              (IRS Employer Identification No.)


               5737 Kanan Road, PMB 188, Agoura Hills, CA   91301
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               (Address of principal executive offices)   (Zip Code)


                                 (818) 735-6640
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               (Registrant's telephone number including area code)


                                 Not applicable
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          (Former name or former address, if changed since last report)



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ITEM 2: HEALTH SERVICES

The Company's Schick Shadel Hospital (the "Hospital") reported an operating loss in excess of $200,000 in 2001. The Hospital was not been able to pay interest on its secured $1,022,000 loan on the Hospital property for more than a year.

On February 1, 2002 the Company sold the Hospital property to a related party and entered into a Settlement Agreement. Under the terms of the agreement, the related party took possession of the land, building, furniture and fixtures, and machinery and equipment of the Hospital, which had a net book value of $415,000, in exchange for the cancellation of the outstanding notes payable and accrued interest of $1,022,000 and $174,000, respectively owed to the related party. The Hospital recorded a gain of $781,000 on the sale. In addition, the Company was permitted to lease back the Hospital facility for a term of three years and has the option to repurchase the property from the lender at an amount equal to the original principal of indebtedness, the accumulated unpaid interest and attorney's fees.

The original principal amount of indebtedness of $1,022,000 was owed to Frances Swanson, individually, and Frances Swanson, Successor Trustee of the Frawley Family Trust. Frances Swanson is the chairman's sister.

During the first six months of 2002, Michael Frawley, the Company's chairman, loaned the Hospital $55,000 to meet operating expenses.

For the six months ended June 30, 2002, the Hospital's net income was approximately $551,000, which reflects a gain from the Settlement Agreement of $781,000. If the Company had not entered into the Settlement Agreement, the net loss for the Hospital would have been $230,000 for the six months ended June 30, 2002 as compared to a loss of $17,000 for the same period in 2001.

On October 1st 2002, the Company entered into an asset sale of the Hospital to a non-related third party group of former patients of the Hospital program in the amount of $300,000 plus various assumed liabilities. The sales price comprised of $50,000 in cash and a note receivable for $250,000 for a term of five years at an interest rate of 8% per annum. As part of the asset sale, the new owners acquired the same option to purchase the Hospital real estate as the Company had. In addition, the Company allowed the new owners to operate the Hospital program under the existing state and federal permits until such time the new owners could obtain their own. In January 2003, the Company was informed that the new owners had obtained all the necessary


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permits to operate the Hospital and ceased using the Company's permits.

To complete the sale, the Company's chairman agreed to release the Company from its indebtedness to him in the amount of $55,000 and agreed to a new note of $50,000 to be paid by the new owners at the end of 2003.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FRAWLEY  CORPORATION
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                                               (REGISTRANT)


Date: March 18, 2003                  BY: /s/ Michael P. Frawley
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                                          Michael P. Frawley, President
                                          (Authorized Officer)


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